Exhibit 10.1

                         EXCHANGE AND PURCHASE AGREEMENT
                         -------------------------------

         This Exchange and Purchase Agreement (this "Agreement") is made and entered into as of this 22nd day of March, 2007, by and between __________ (the "Holder"), and Greatbatch, Inc., a Delaware corporation (the "Company").

                                    RECITALS

         WHEREAS, the Holder currently holds $__________ principal amount of the Company's 2 1/4% Convertible Subordinated Debentures due 2013 (the "Outstanding Notes") issued pursuant to the Indenture, dated as of May 28, 2003, between the Company and Manufacturers and Traders Trust Company;

         WHEREAS, the Holder desires to exchange the Outstanding Notes for an equal principal amount of the Company's 2 1/4% Convertible Subordinated Debentures due 2013 (the "Exchange Notes") to be issued pursuant to the Indenture (as defined below) on the terms and conditions set forth in this Agreement (the "Note Exchange");

         WHEREAS, the Company desires to issue to the Holder $__________ principal amount of Exchange Notes in exchange for the Outstanding Notes in the Note Exchange;

         WHEREAS, the Company desires to issue and sell to the Holder $__________ principal amount of the Company's 2 1/4% Convertible Subordinated Debentures due 2013, which shall have identical terms (except for principal amount) as those set forth in the Exchange Notes (the "Additional Notes," and together with the Exchange Notes, the "New Notes") at a purchase price of $950 per $1,000 principal amount of Additional Notes;

         WHEREAS, the Holder desires to purchase $__________ principal amount of Additional Notes at a purchase price of $950 per $1,000 principal amount of Additional Notes on the terms and conditions set forth in this Agreement (the "Sale of Additional Notes" and together with the Note Exchange, the "Transaction");

         WHEREAS, the New Notes will be issued pursuant to the Indenture, to be entered into by the Company and the Trustee named therein (the "Trustee"), substantially in the form of Exhibit A hereto (the "Indenture");

         WHEREAS, in connection with the issuance of the New Notes the Company will agree to provide the Holder registration rights pursuant to the Registration Rights Agreement, to be entered into by the Company and the Holder, the other holders of Outstanding Notes exchanging such notes for New Notes and any other purchasers of the New Notes to be issued by the Company, if any (the "Registration Rights Agreement"), substantially in the form of Exhibit B hereto;

         NOW, THEREFORE, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                    Exchange


         Section 1.1 Exchange and Sale of the New Notes.

               (a) Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined herein), the Company shall issue and exchange to the Holder, and the Holder agrees to accept from the Company, $__________ in aggregate principal amount of Exchange Notes, together with all accrued and unpaid interest paid in cash on the Outstanding Notes to, but excluding, the Closing Date, for $__________ aggregate principal amount of Outstanding Notes.

               (b) Upon the terms and subject to the conditions of this Agreement, at the Closing, the Company shall sell to the Holder, and the Holder agrees to purchase from the Company, the $__________ aggregate principal amount of Additional Notes at a purchase price of 95% of the principal amount thereof (the "Purchase Price").

         Section 1.2 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") is anticipated to take place on the third business day after the date hereof at the offices of the Company, 9645 Wehrle Drive, Clarence, New York, 14031, or on such other date and at such other place as the parties may agree in writing (the "Closing Date"). At the Closing, (i) the Holder shall deliver or cause to be delivered to the Company (a) all of such Holder's right, title and interest in and to all of the Outstanding Notes, and all documentation related thereto, and whatever documents of conveyance or transfer may be necessary or desirable to transfer to and confirm in the Company all right, title and interest in and to the Outstanding Notes and (b) the Purchase Price, and (ii) the Company shall issue to the Holder the New Notes and pay to the Holder in cash by wire transfer of immediately available funds an amount equal to the accrued and unpaid interest on the Holder's Outstanding Notes to, but excluding, the day of the Closing, provided, however, that the parties acknowledge that the issuance of the Exchange Notes to some or all of the Holders may be delayed due to procedures and mechanics within the system of the Depository Trust Company ("DTC") and that such delay will not be a default under this Agreement so long as (i) the Company is using its best efforts to effect the issuance of one or more global notes representing the Exchange Notes,
(ii) such delay is no longer than 3 business days and (iii) interest shall accrue on such Exchange Notes from the date of the Indenture.

         Section 1.3 Conditions to Closing. (i) The obligation of the Holder hereunder to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Holder's sole benefit and may be waived by the Holder at any time in its sole discretion by providing the Company with prior written notice thereof:

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

               (a) The Company shall have executed and delivered this Agreement to Holder;

               (b) The Company and the Trustee shall have executed and delivered the Indenture;

               (c) The Company shall have executed and delivered the New Notes in the aggregate principal amount set forth in Section 1.1;

               (d)  The  Company   shall  have   executed  and   delivered   the
Registration Rights Agreement to Holder;

               (e) The Company shall have submitted an additional share listing application for the shares of Common Stock issuable upon conversion of the New Notes with the New York Stock Exchange and the shares of Common Stock issuable upon conversion of the New Notes shall have been approved by the New York Stock Exchange for listing prior to the Closing;

               (f) The Company shall have delivered to the Holder and Piper Jaffray & Co. a certificate of the Company, dated the Closing Date, executed by the secretary of the Company certifying in such capacity and on behalf of the Company (i) as to the incumbency and signature of the officer of the Company who executed this Agreement and the New Notes; and (ii) as to the adoption of resolutions of the board of directors of the Company which are in full force and effect on the Closing Date, authorizing (x) the execution and delivery of this Agreement, the Indenture, the Registration Rights Agreement and the New Notes, and (y) the performance of the obligations of the Company hereunder and thereunder;

               (g) The Company shall have delivered to the Holder and Piper Jaffray & Co. a certificate of the Chief Executive Officer or Chief Financial Officer of the Company, dated the Closing Date, to the effect that the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and that the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (h) Simultaneously with the Closing, the Company shall issue an aggregate principal amount of New Notes that, together with notes issued to Other Holders (as defined below) is not less than $130,000,000, of which at least $50,000,000 aggregate principal amount shall be Exchange Notes;

               (i) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall have been no suspension or material limitation of trading in the Common Stock on The New York Stock Exchange;

               (j) The New Notes shall have been approved for trading on The PORTAL Market of the National Association of Securities Dealers, Inc., subject only to notice of issuance at or prior to the time of purchase;

               (k) The Company shall have obtained a Committee on Uniform Securities Identification Procedures number (CUSIP number) for the New Notes;

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

               (l) The New Notes satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act; and

               (m) The Company shall have delivered to Holder and Piper Jaffray & Co. the opinion of Hodgson Russ LLP, dated as of the Closing Date, in substantially the form of Exhibit C attached hereto.

         (ii) The obligation of the Company hereunder to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

               (a) The Holder shall have executed and delivered to the Company this Agreement;

               (b) The Holder shall have executed and delivered to the Company the Registration Rights Agreement; and

               (c) The Holder shall have delivered, or caused to be delivered, to the Company the Outstanding Notes being exchanged pursuant to this Agreement and the Purchase Price in accordance with the written instructions of the Company.

         Section 1.4 Exchange and Sale of Additional Notes. Simultaneously with the Closing, the Company (i) shall enter into one or more agreements substantially identical to this Agreement (the "Other Agreements") with one or more holders (the "Other Holders") of Outstanding Notes to exchange Exchange Notes with one or more Other Holders for Outstanding Notes, subject to the terms of the Indenture, in an aggregate principal amount that, together with the Exchange Notes issued pursuant to this Agreement, is not less than $50,000,000, and (ii) may issue Additional Notes pursuant to one or more Other Agreements, subject to the terms of the Indenture, with one or more Other Holders and/or any new Holders, so long as the purchase price for any such Additional Notes is not less than $950 per $1,000 principal amount of Additional Notes.

                                   ARTICLE II
                  Representations and Warranties of the Holder

         The Holder hereby makes the following representations and warranties, each of which is true and correct on the date hereof and shall survive the Closing Date and the transactions contemplated hereby to the extent set forth herein.

         Section 2.1 Existence and Power.

               (a) The Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

               (b) The execution of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby do not and will not constitute or result in a breach, violation, conflict or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license to which the Holder is a party, whether written or oral, express or implied, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Holder or on the part of any other party thereto or cause the acceleration or termination of any obligation or right of the Holder, except for such breaches, conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

         Section 2.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Holder and constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (b) general principles of equity.

         Section 2.3 Title to Outstanding Notes. The Holder is a beneficial owner of and has the investment power, including the power to dispose of, and has good and valid title to, the Outstanding Notes being exchanged by such Holder hereby, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto. The Holder has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of the Outstanding Notes or its rights in such Outstanding Notes being exchanged or redeemed by such Holder hereby, or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to such Outstanding Notes.

         Section 2.4 Investment Decision. The Holder is either (i) a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") or (ii) an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, and in either case was not organized for the purpose of acquiring the New Notes or the shares of the Company's common stock (the "Common Stock"), $0.001 par value per share, into which the New Notes may be converted (the "Underlying Common Stock"). The Holder (or its authorized representative) is familiar with the Company's objectives and business plan, has had the opportunity to review the Company's filings currently filed with the Securities and Exchange Commission (the "SEC"), including, without limitation, the Company's Annual Report on Form 10-K filed on February 27, 2007, the Company's Definitive Proxy Statement filed on April 27, 2006, and the Company's Current Reports on Form 8-K filed on July 5, 2006, August 8, 2006, October 20, 2006, November 28, 2006 and February 28, 2007 (all of such filings currently filed with the SEC referred to, collectively, as the "SEC Documents"). The Holder has reviewed copies of each of the Indenture and the Registration Rights Agreement, including copies of each of the Indenture and Registration Rights Agreement marked to show the differences between such documents and the respective indenture and registration rights agreement related to the Outstanding Notes, and has had an opportunity to ask questions of the Company and to obtain from representatives of the Company such information as is necessary to determine the changes reflected in each such document, including the changes to the terms of the New Notes compared with the Outstanding Notes. The Holder has had such opportunity to ask questions of the Company and its representative and to obtain from representatives of the Company such information as is necessary to permit it to evaluate the merits and risks of its investment in the Company and has independently, without reliance upon any representatives of the Company and based on such information as the Holder deemed appropriate, made its own analysis and decision to enter into this Agreement. The Holder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the exchange of the Outstanding Notes and/or the purchase of new Notes pursuant hereto and to make an informed investment decision with respect to such exchange and/or purchase. The Holder acknowledges that for U.S. federal income tax purposes, the Exchange Notes and the New Notes are intended by the Company to be contingent payment debt instruments within the meaning of Treasury Regulations
Section 1.1275-4. Each Holder must report consistently with such characterization, unless it discloses a contrary position on a statement attached to the Holder's timely filed U.S. federal income tax return for the taxable year that includes the Closing Date. The Holder acknowledges that the Company is relying on the truth and accuracy of the foregoing representations and warranties in the offering of the New Notes to the Holder without having first registered the New Notes or the Underlying Common Stock under the Securities Act.

         Section 2.5 Purchase Entirely for Own Account. The Holder is acquiring the New Notes for its own account and not towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however that by making the representations herein, the Holder does not agree to hold any of such New Notes for any minimum or other specific term and reserves the right to dispose of such New Notes or the Underlying Common Stock at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act and pursuant to the applicable terms of this Agreement. The Holder is acquiring the New Notes to be issued to the Holder hereunder in the ordinary course of its business. The Holder does not presently have any understanding, directly or indirectly, with any person to distribute any of the New Notes to be issued to the Holder hereunder.

         Section 2.6 Restricted Securities. The Holder understands that neither the New Notes nor the Underlying Common Stock have been registered under the Securities Act, and are being issued hereunder by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder's representations as expressed herein. The Holder understands that the New Notes (and the Underlying Common Stock) are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Holder must hold the New Notes (and the Underlying Common Stock) indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the New Notes (and the Underlying Common Stock), and on requirements relating to the Company which may be outside the Holder's control, and which, except as set forth in the Registration Rights Agreement, the Company is under no obligation and may not be able to satisfy.

         Section 2.7 No Public Market. The Holder understands that no public market now exists for the New Notes, and that the Company has made no assurance that a public market will ever exist for the New Notes.

         Section 2.8 Legends. The Holder understands that the New Notes and any shares of Underlying Common Stock will bear one or more of the legends required by the Indenture, and the removal of such legends shall be governed by the terms of the Indenture.

         Section 2.9 Affiliate Status. The Holder is not, and has not been during the preceding three months, an "affiliate" of the Company as such term is defined in Rule 144 under the Securities Act.



                                  ARTICLE III
            Representations, Warranties and Covenants of the Company

         The Company hereby makes the following representations, warranties, and covenants each of which is true and correct on the date hereof and shall survive the date of the Closing and the transactions contemplated hereby to the extent set forth herein.


         Section 3.1 Existence and Power.

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power, authority and capacity to execute and deliver this Agreement, to perform the Company's obligations hereunder, and to consummate the transactions contemplated hereby.

               (b) The execution of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (i) does not require the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental authority or court, or body or arbitrator having jurisdiction over the Company other than as contemplated in the Registration Rights Agreement, state securities regulators, the New York Stock Exchange, The Depository Trust Company and The PORTAL Market; and (ii) does not and will not constitute or result in a breach, violation or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, or with the Company's Certificate of Incorporation or by-laws, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Company or on the part of any other party thereto or cause the acceleration or termination of any obligation or right of the Company or any other party thereto.

         Section 3.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (b) general principles of equity.

         Section 3.3 Capitalization. At the Closing, the authorized capital stock of the Company will consist of 100,000,000 shares of Common Stock, par value $0.001 per share, and 100,000,000 shares of Preferred Stock, par value $0.001 per share. As of the close of business on March 19, 2007, there were 22,317,591 shares of Common Stock issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued, and are fully paid and non-assessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities and all applicable pre-emptive, participation, rights of first refusal and other similar rights.

         Section 3.4 Valid Issuance of the New Notes. The New Notes, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement and the Indenture, will constitute legal and binding obligations of the Company, be validly issued and free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Holder, and enforceable against the Company in accordance with their terms, except that such enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (b) general principles of equity. Assuming the accuracy of the representations of the Holder in Section 2 of this Agreement and subject to the filing of Form D pursuant to Regulation D under the Securities Act and state securities laws, the New Notes will be issued in compliance in all material respects with all applicable federal and state securities laws. The Underlying Common Stock has been duly reserved for issuance, and upon issuance in accordance with the terms of the Company's Certificate of Incorporation, as amended, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws and liens or encumbrances created by or imposed by the Holder. Based in part upon the representations of the Holder in
Section 2 of this Agreement, the New Notes and the Underlying Common Stock, when issued and delivered in accordance with the terms of the New Notes and the Indenture, will be issued in compliance in all material respects with all applicable federal and state securities laws.

         Section 3.5 SEC Documents; Financial Statements. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Documents. As of their respective dates, the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The financial statements and schedules included in the SEC Documents: have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto); present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as at the dates thereof and the consolidated results of their operations and cash flow for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder; and are in all material respects, in accordance with the books of account and records of the Company.

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         Section 3.6 Legal Proceedings.  No legal or governmental proceedings or investigations are pending or, to the knowledge of the Company, threatened to which the Company is a party or to which the property of the Company or any of its subsidiaries is subject that are not described in the SEC Documents, except for such proceedings or investigations which would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. As used in this Agreement, the term "Material Adverse Effect" shall mean when used in respect of any matter relating to the Company a material adverse effect on the
business,   condition  (financial  or  otherwise),   properties  or  results  of
operations of the Company and its subsidiaries, considered as one enterprise, or would materially adversely affect the ability of the Company to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement and the New Notes.

         Section 3.7 Compliance with Laws; Permits. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to have such certificates, authorizations and permits would not reasonably be expected to have a Material Adverse Effect, and none of the Company and its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which would reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are and have been in compliance with all applicable laws, statutes, ordinances, rules, regulations, orders, judgments, decisions, decrees, standards, and requirements relating to their respective businesses, except where any such non-compliance would not reasonably be expected to have a Material Adverse Effect.

         Section 3.8 No Material Adverse Effect. Since the respective dates as of which information is given in the SEC Documents, there has not been any event or occurrence having a Material Adverse Effect on the Company or its subsidiaries, except as reflected or disclosed in a subsequent SEC Document.

         Section 3.9 Disclosure. On or before the first business day following the date of this Agreement, the Company shall issue a press release and/or file a Form 8-K with the SEC disclosing all material terms of the Transaction (to the extent not previously disclosed) and any other material nonpublic information delivered by the Company or its agents or counsel to the Holder or any agent acting on its behalf. Upon the filing of such press release, no Holder shall be in possession of any information that constitutes or could reasonably be expected to constitute material, nonpublic information provided to Holder by the Company or any agent acting on its behalf. The Company understands and confirms that each of the Holders will rely on the foregoing representations in effecting the Transaction

         Section 3.10 Existing Credit Agreement. As of the date hereof, and at the Closing, no obligations are outstanding under the Second Amended and Restated Credit Agreement, dated as of May 31, 2005 (as may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Greatbatch Ltd., the lenders party thereto and Manufacturers and Traders Trust Company, as administrative agent. The Company hereby covenants and agrees that neither the Company nor its subsidiaries shall borrow any amounts or otherwise incur any obligations under the Credit Agreement until such time that the Transaction contemplated hereby is expressly permitted by the terms of the Credit Agreement and all documents related thereto.

                                   ARTICLE IV
                            Miscellaneous Provisions

         Section 4.1 Notice. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) with return receipt requested or sent by reputable overnight courier service (charges prepaid) to such address and to the attention of such person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three business days after deposit in the U.S. mail postage prepaid with return receipt requested and two business days after deposit postage prepaid with a reputable overnight courier service for delivery on the next business day.

         Section 4.2 Entire Agreement. This Agreement and the other documents and agreements executed in connection with the Transaction embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

         Section 4.3 Assignment; Binding Agreement. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

         Section 4.4 Counterparts. This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

         Section 4.5 Remedies Cumulative. Except as otherwise provided herein, all rights and remedies of the parties under this Agreement are cumulative and without prejudice to any other rights or remedies available at law.

         Section 4.6 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules.

         Section 4.7 No Third Party Beneficiaries or Other Rights. Nothing herein shall grant to or create in any person not a party hereto, or any such person's dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto.

         Section  4.8  Waiver;  Consent.  This  Agreement  may  not be  changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent otherwise agreed in writing, no waiver of any term, condition or other provision of this Agreement, or any breach thereof shall be deemed to be a waiver of any other term, condition or provision or any breach thereof, or any subsequent breach of the same term, condition or provision, nor shall any forbearance to seek a remedy for any noncompliance or breach be deemed to be a waiver of a party's rights and remedies with respect to such noncompliance or breach.

         Section 4.9 Word Meanings. The words such as "herein", "hereinafter", "hereof", and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice versa, unless the context otherwise requires. The masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

         Section 4.10 No Broker. Neither party has engaged any third party as broker or finder or incurred or become obligated to pay any broker's commission or finder's fee in connection with the transactions contemplated by this Agreement other than such fees and expenses for which it shall be solely responsible.

         Section 4.11 Further Assurances. The Holder and the Company each hereby agree to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.

         Section 4.12 Costs and Expenses. The Holder and the Company shall each pay their own respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, including, but not limited to, attorneys' fees.

         Section  4.13  Headings.   The  headings  in  this  Agreement  are  for
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         Section 4.14 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.


                               HOLDER:


                               ----------------------------------------

                               By: ______________________________________
                               Name:
                               Title:


                               THE COMPANY:

                               GREATBATCH, INC.


                               By: ______________________________________
                               Name:
                               Title:



                      Signature Page to Exchange Agreement

                                                                       Exhibit A

                                Form of Indenture

                                                                       Exhibit B

                      Form of Registration Rights Agreement

                                                                       Exhibit C

                       Form of Opinion of Hodgson Russ LLP

1. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Company's most recent filing on Form 10-K with the Securities and Exchange Commission (the "SEC").

2. The Company has an authorized equity capitalization as set forth in its Amended and Restated Certificate of Incorporation, filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 333-37554).

3. The shares of Common Stock initially issuable upon conversion of the New Notes (the "Conversion Shares") have been duly authorized and reserved for issuance upon such conversion and, when issued and delivered in accordance with the provisions of the New Notes and the Indenture, will be validly issued and fully paid and non-assessable. The stockholders of the Company have no preemptive rights with respect to the issuance of the Conversion Shares under the Certificate of Incorporation, Bylaws or DGCL.

4. To our knowledge, except as disclosed in the SEC Documents, there are no pending actions, suits or proceedings to which the Company is a party nor are there any such actions, suits or proceedings overtly threatened in writing against the Company that would have a material adverse effect on the business, results of operations, or financial condition of the Company and its subsidiaries, taken as a whole.

5. The Exchange and Purchase Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company.

6. The New Notes being issued on the date hereof have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in the manner provided for in the Indenture and issued and delivered to the Holder in accordance with the terms of the Exchange and Purchase Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and will be entitled to the benefits of the Indenture.

7. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

8. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.

9. The issuance and sale of the New Notes being delivered on the date hereof, the issuance of the Conversion Shares, if any (assuming conversion on the date hereof pursuant to the terms of the New Notes) and the performance by the Company of its obligations under the Indenture, the New Notes and the Exchange and Purchase Agreement and the consummation of the transactions therein contemplated do not conflict with and did not result in a breach or violation by the Company of any of the terms or provisions of, or constitute a default under any Reviewed Agreement listed on Exhibit A hereto, nor will such actions result in any violation by the Company of (i) the Certificate of Incorporation or the Bylaws, (ii) any U.S. federal or New York or Delaware (under the DGCL) state statute applicable to the Company,
         (iii) any rule or any regulation known to us of any U.S. federal or New York or Delaware (under the DGCL) state court or governmental agency or body having jurisdiction over the Company or any of its properties, or
         (iv) any order, judgment or decree known to us to which the Company is a party.

10. Assuming the filing of the Form D in accordance with Regulation D under the Securities Act and any necessary filings in connection with state securities laws, no consent, approval, authorization, order, registration or qualification of or with any U.S. federal or Delaware (under the DGCL) state court or governmental agency or body is required for the issue and sale of the New Notes on the date hereof or the consummation by the Company of the transactions contemplated by the Exchange and Purchase Agreement or the Indenture, except as may be expressly contemplated by the Exchange and Purchase Agreement, the Indenture, New Notes and the Registration Rights Agreement or by U.S. federal and state securities laws with respect to the Company's obligations under the Registration Rights Agreement.

11. Assuming the filing of a Form D in accordance with Regulation D under the Securities Act, no registration of the New Notes or the Conversion Shares under the Securities Act is required for the offer, sale and delivery of the New Notes by the Company to the Holder pursuant to the Exchange and Purchase Agreement (it being understood that no opinion is expressed as to any resale of the New Notes or the Conversion Shares).

12. The Company is not required to register as an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.